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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Tele-Communications, Inc. and TCI Music, Inc. of our report, dated March 24, 1997, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included within the Registration Statement.





                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Denver, Colorado
June 4, 1997